UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

MTI Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23418	95-3601802

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14661 Franklin Avenue, Tustin, California	92780

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 481-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          A. Agreements with Nicholas (Nick) Boland

          On March 31, 2005, MTI Technology Corporation (the “Company”) entered into a Severance and Release Agreement with Nicholas (Nick) Boland, as the Company’s Senior Vice President of European Finance. The severance agreement addresses the terms and conditions of Mr. Boland’s termination effective May 31, 2005 as the Company’s Senior Vice President of European Finance and from all other positions with the Company and its affiliates, and his provision of consulting services to the Company thereafter.

          As severance, the Company will pay Mr. Boland on June 30, 2005, €159,409.25, the equivalent of seven months of his current annual salary and contribution for the 2005 year to his pension plan for the period June 1, 2005 to December 31, 2005 in the amount of €12,401.55. On May 31, 2005, the Company will pay Mr. Boland a statutory redundancy payment of €25,800.00, an ex-gratia payment of €22,772.75 an amount equal to a month’s salary, a holiday entitlement payment, payment of €14,000.00 an amount equal to seven months of auto expenses. The Company will pay for his medical, dental and vision benefit premiums through March 31, 2006, and reimburse all out of pocket expenses he may incur that would have been covered under the Company’s existing executive medical plan had he been employed by the Company as an executive at the time. The Compensation Committee of the Board of Directors has accelerated the vesting of Mr. Boland’s stock options to purchase up to 29,154 shares of the Company’s common stock as of April 1, 2005. During the seven month severance period, Mr. Boland is free to accept other employment. Mr. Boland agreed to a general release of all claims he has or may have against the Company, and to customary restrictions on his use of the Company’s proprietary information following his termination.

          Pursuant to a Consulting Agreement dated June 1, 2005 and in connection with the severance agreement, during the six month period following his effective termination date, Mr. Boland will provide consulting services to the Company on an hourly basis in the area of general financial management in return for consulting fees equal to €100.00 per hour beginning June 1, 2005 and ending December 31, 2005. The consulting agreement does not provide for maximum or minimum consulting services.

          The severance agreement and the consulting agreement are included as an exhibit to this report.

          B. Agreements with William (Bill) Decker

          On March 31, 2005, MTI Technology Corporation (the “Company”) entered into a Severance and Release Agreement with William (Bill) Decker, the Company’s Senior Vice President of Business Development. The severance agreement addresses the terms and conditions of Mr. Decker’s termination effective March 31, 2005 as the Company’s Senior Vice President of Business Development and his provision of consulting services to the Company thereafter.

          As severance, the Company will pay Mr. Decker $90,200.00 an amount equal to six months of his current annual base salary to be paid-out during the nine month period following his employment termination date of March 31, 2005. For a period of six months following his employment termination date, the Company will continue to pay him $750.00 per month for his current automobile allowance and pay his premium for insurance coverage pursuant to COBRA if he elects such coverage, and reimburse him for other medical, vision and dental expenses he may incur that would have been covered under the Company’s existing executive medical plan had he been employed by the Company as an executive at the time. During the nine month severance period, Mr. Decker is free to accept other employment. Mr. Decker agreed to a general release of all claims he has or may have against the Company, and to customary restrictions on his use of the Company’s proprietary information following his termination.

          Pursuant to a Consulting Agreement dated April 1, 2005 and in connection with the severance agreement, during the nine month period following his effective termination date, Mr. Decker will provide consulting services to the Company on an hourly basis in the area of general business development in return for consulting fees equal to $125.00 per hour beginning April 1, 2005 and ending

December 31, 2005. The consulting agreement does not provide for maximum or minimum consulting services.

          The severance agreement and the consulting agreement are included as an exhibit to this report.

Item 1.02	Termination of a Material Definitive Agreement.

          Pursuant to the terms of the Severance and Release Agreement, described in Item 1.01 A of this Current Report on Form 8-K, the Contract of Employment dated July 21, 2000 by and between the Company and Mr. Boland will be terminated effective as of May 31, 2005.

Item 2.05	Cost Associated with Exit or Disposal Activities.

          On December 6, 2004, MTI Technology Corporation (the “Company”) committed to a plan to close their Dublin, Ireland facility and to consolidate their European finance functions within their Weisbaden, Germany facility, which included headcount reductions and changes to processes and information systems. The Company expects to complete these changes by the second quarter of fiscal 2006. When fully in place, the Company estimates that operating expenses will be reduced by approximately $0.7 million to $1 million per quarter and that one time costs associated with the changes are expected to be approximately $2 to $4 million.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          A. Departure of Senior Vice President of European Finance.

          As described above, effective May 31, 2005, Nicholas (Nick) Boland, the Company’s Senior Vice President of European Finance, will cease to serve the Company in that capacity. See Item 1.01-A above for a description of the terms and conditions of Mr. Boland’s departure.

          B. Departure of Senior Vice President of Business Development.

          Effective March 31, 2005, William (Bill) Decker, the Company’s Senior Vice President of Business Development, will cease to serve the Company in that capacity. See Item 1.01-B above for a description of the terms and conditions of Mr. Decker’s departure.

Item 9.01	Financial Statements and Exhibits.

10.1	Severance and Release Agreement, dated March 31, 2005, between the Registrant and Nicholas (Nick) Boland (includes Consulting Agreement dated June 1, 2005).

10.2	Severance and Release Agreement, dated March 31, 2005, between the Registrant and William (Bill) Decker (includes Consulting Agreement dated April 1, 2005).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION

Date: April 6, 2005	/s/ SCOTT POTERACKI

Scott Poteracki
Executive Vice President and Chief Financial Officer